Exhibit 10.3

SPLIT, AMENDED AND RESTATED PROMISSORY NOTE A-1

$32,000,000.00	January 12, 2010

FOR VALUE RECEIVED, the undersigned, CONSTITUTION TRAIL, LLC, a Nebraska limited liability company (“Borrower”), having an address in care of Dial Properties, Co, 11506 Nicholas Street, Suite 200, Omaha, Nebraska 68154, unconditionally promises to pay to the order of M&I MARSHALL & ILSLEY BANK, having an address of 11301 Nall Avenue, Leawood, Kansas 66211 (together with its successors and assigns called “Lender”) the principal sum of $32,000,000, together with interest upon the principal balance remaining outstanding from time to time as set forth below, in payments as set forth below. The indebtedness evidenced by this Split, Amended and Restated Promissory Note A-1 (the “Note A-1”) is referred to herein as the “Loan A-1”.

WHEREAS, Lender made a loan to Borrower pursuant to a Construction Loan Agreement dated October 12, 2006 (the “Loan Agreement”) in the original principal amount of $31,600,000.00 (“Original Loan”) as evidenced by a Promissory Note dated October 12, 2006 from Borrower to the order of Lender in the original principal amount of $31,600,000.00 (as increased, amended, modified, supplemented, extended, renewed, restated, substituted, replaced, refinanced or converted from time to time, the “Original Note”). The Original Note is secured by, among other things, that certain Construction Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing from Borrower to Lender, recorded in the Official Records of McLean County, IL as File No. 2006-00029354 (as amended, the “Mortgage”), and by that certain Assignment of Rents and Leases from Borrower to Lender, recorded in the Official Records of McLean County, IL as File No. 2006-00029355 (the “Assignment of Rents”);

WHEREAS, pursuant to a certain Loan Modification Agreement dated October 2, 2007, executed by and between the Borrower and the Lender (the “First Modification”). Lender agreed to increase the Original Loan to a maximum principal amount of $43,150,000.00, which First Modification was recorded in the Official Records of McLean County, IL as File No. 2007-00028803. Pursuant to a certain Second Loan Modification Agreement dated October 12, 2009, Lender agreed to extend the maturity date of the Original Loan to January 12, 2010 (the “Second Modification”). All documents evidencing or securing the Original Loan, including the First Modification and Second Modification, shall be referred to herein as the “Original Loan Documents”);

WHEREAS, the Original Loan is guaranteed by ROGER S. “STEVE” CLARY, TERRY L. CLAUFF, and DAVID ROSE (each a “Guarantor” and collectively, the “Guarantors”), pursuant to that certain Guaranty of Payment and Completion executed by the Guarantors in favor of Lender (the “Guaranty”);

WHEREAS, the Mortgage and the Assignment of Rents currently encumber, among other things, certain real property and improvements located in McLean County, Illinois, as more particularly described therein (together with all other property and interests securing the Loan, collectively, the “Mortgaged Property);

WHEREAS, Borrower and Lender desire to split the Original Loan into two separate loans (the “Split Transaction”) to facilitate the collection of the Original Loan but without increasing the principal amount owed by Borrower with respect to the Original Loan and without advancing any additional principal to Borrower; and

WHEREAS, in connection with the Split Transaction, Borrower requested that Lender split and amend the Original Loan Documents to provide for: (i) a loan in the amount of $32,000,000 to be evidenced by this Split, Amended and Restated Promissory Note A-1; and, (ii) a loan in the amount of $8,867,593.00 (“Loan A-2”) to be evidenced by that certain Split, Amended and Restated Promissory Note A-2, to be secured by the Mortgage and Assignment of Rents, as amended;

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. TERM.

1.1 The “Maturity Date” of this Note A-1 shall be the earlier of: a) July 12, 2010; or b) the date on which Lender exercises its right to accelerate the debt evidenced by this Note A-1 upon the occurrence of an Event of Default (as defined below) and expiration of any applicable cure period (if any).

1.2 Borrower shall have one (1) option to extend the Maturity Date by six (6) months (the “Option” being the “Extended Maturity Date”). upon satisfaction of the following terms and conditions: (i) on or before July 12, 2010, Borrower shall have entered into one or more binding leases with one or more tenant, all of which shall be subject to Lender’s prior written approval, for at least 10,000 square feet more of the Mortgaged Property than is leased as of the date hereof; (ii) prior to July 12, 2010, Borrower shall have sold, or entered into a binding contract to sell with no contingencies remaining and a closing date on or before September 11, 2010, at least one additional pad site on the Mortgaged Property for not less than $400,000 (the proceeds of which shall be used to pay down the principal balance of the Loan), subject to Lender’s prior written approval (the foregoing (i) and (ii) are collectively referred to herein as the “Cash Flow Requirements”); (iii) Borrower shall have provided Lender with at least sixty (60) days’ prior written notice of its intention to extend the Maturity Date; and, (iv) no Event of Default under any of the Loan Documents shall exist at the time of the extension. In the event Borrower duly exercises the Option in accordance with the terms above, all amounts due and owning under the Loan Documents must be paid in full on the Extended Maturity Date.

2. INTEREST.

2.1 Interest Rate The “Note Rate” prior to the occurrence of an Event of Default shall be a rate equal to LIBOR Rate (hereinafter defined) plus three and one-half percent (3.5%), provided, however, in no event shall the Note Rate be less than five percent (5%), All interest shall be calculated for the actual number of days elapsed over a year assumed to consist of 360 days.

“LIBOR Rate” shall mean, with respect to each “LIBOR Rate Period,” the per annum rate of interest (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the per annum rate of interest which is the average of the interbank offered rates for dollar deposits in the London market based on quotations at five (5) major banks, as quoted in the Wall Street Journal two (2) Business Days prior to the beginning of such LIBOR Rate Period. The LIBOR Rate determined or adjusted by Lender shall be conclusive if made in good faith absent manifest error. “Business Day” shall mean a day of the year (Monday through Friday) on which banks are not required or authorized to close in Kansas City, Missouri.

“LIBOR Rate Period” shall mean a period of thirty (30) days, which shall commence on the first day of any month; provided that each LIBOR Rate Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and provided, further, that if the next Business Day is in a new calendar month such LIBOR Rate Period shall end on the next preceding Business Day.

2.2 Default Rate. At any time that an uncured Event of Default is outstanding, this Note A-1 will bear interest at a rate of interest which is the lesser of five (5) percentage points in excess of the Note Rate from time to time or the maximum rate allowed by applicable law (“Default Rate”). The Default Rate shall be paid without prejudice to Lender’s rights to collect other amounts due under the Note A-1 or to declare a default under any Loan Document (as defined below). If the Event of Default is cured interest will begin to accrue at the Note Rate commencing on the date the Event of Default is cured.

3. PAYMENTS. Borrower shall make payments according to the following paragraphs to Lender at its address appearing above or as later communicated to Borrower in writing, in immediately payable U.S. funds. All payments shall be first applied to Lender’s fees, costs, and expenses which are reimbursable under the terms of this Note A-1 or any Loan Document (as defined below); then to accrued and unpaid interest; and finally to unpaid principal. If any payment due date is a Saturday, Sunday, or banking holiday observed by Lender, the due date of the payment shall automatically be extended to the next following banking business day.

3.1 Scheduled Interest Payments. On February 10, 2010 and continuing on the tenth (10th) day of each month thereafter through the Maturity Date, as the same may be extended to the Extended Maturity Date (each a “Payment Date”), Borrower shall make monthly payments of all accrued interest.

3.2 Final Payment. All outstanding principal, accrued and unpaid interest, late payment charges, and other amounts chargeable under this Note A-1 and the Loan Documents shall be due and payable in full on the Maturity Date (as the same may be extended to the Extended Maturity Date).

3.3 Prepayment. Borrower shall be entitled to prepay this Note A-1 in full or in part at any time without penalty.

4. LATE PAYMENT CHARGE. If Borrower fails to make any monthly payment within ten (10) days after the Payment Date, a late charge equal to five percent (5%) of the amount of any such payment (the “Late Payment Charge”) shall, to the extent now or hereafter permitted by law, become immediately due to Lender to defray the legal and administrative costs of collecting delinquent accounts. A tender to Lender of any monthly payment more than ten (10) days past the Payment Date which does not include the Late Payment Charge may be rejected as insufficient or Lender may accept the tendered amount as a partial payment without waiving Lender’s right to receive the Late Payment Charge. This Note A-1 will remain in default and interest at the Default Rate will accrue until the Late Payment Charge is paid. The Late Payment Charge shall be paid without prejudice to Lender’s rights to collect other amounts due hereunder or to declare a default under this Note A-1 or any other Loan Document.

5. SECURITY. This Note A-1 shall be secured by the following instruments executed by Borrower and other individuals and entities on or about even date herewith, except as otherwise noted:

5.1 The Original Loan Documents; and

5.2 The Mortgage;

5.3 The Assignment of Rents;

5.4 The Guaranty;

5.5 The Conditional Assignment of Development Agreement and Collateral Assignment of Payments; and,

5.6 The Lockbox-Deposit Account Agreement.

This Note A-1, the documents referenced above, and all other documents and instruments now or hereafter evidencing, securing, or relating to the Loan A-1, including all modifications and replacements thereof, are referred to herein as the “Loan Documents”.

6. EVENTS OF DEFAULT. The following shall be “Events of Default” under this Note A-1:

6.1 Payment Default. A failure to pay when due any principal, interest, fee, expense, reimbursement, escrow, or any other payment required under this Note A-1 or any other Loan Document.

6.2 Default under Loan Documents. An “Event of Default” occurs and is not cured within the applicable cure period, if any, as described in any Loan Document.

6.3 Default under Note A-2. A failure to pay when due any principal, interest, fee, expense, reimbursement, escrow or any other payment required under Note A-2.

6.4 Default under Note B. Any default or Event of Default shall occur under any of the terms of that certain promissory note dated of even date herewith made by Borrower payable to Lender in the amount of $1,600,000.00 (together with any renewal, extension, modification or rearrangement thereof, the “Note B”).

7. REMEDIES. Upon the occurrence of any Event of Default and the continuation of such event beyond any applicable cure period contained in the Loan Agreement (if any), at Lender’s option, the outstanding principal balance of this Note A-1, all accrued and unpaid interest, and all other amounts, fees, and charges due under the Loan Documents shall immediately become due and payable, and Lender shall have the right to enforce its liens and security interests and exercise any rights under the Loan Documents in accordance with applicable law and/or principles of equity. The order and manner of Lender’s remedies shall be in its sole and absolute discretion.

8. RECEIVER. Without limiting the generality of Section 7 above or any other provision in Loan Documents, in the event Borrower fails to met the Cash Flow Requirements on or before July 12, 2010 or is in default under the Loan Documents (past any applicable notice and cure period), Lender shall be entitled, without notice to Borrower, to apply at any time to a court having jurisdiction thereof for the appointment of a receiver of the Mortgaged Property or any part thereof and of all rents, incomes, profits, issues and revenues thereof, from whatever source derived; and thereupon it is hereby expressly covenanted and agreed that the court shall forthwith appoint such receiver with the usual powers and duties of receivers in like cases; and said appointments shall be made by the court ex parte as a matter of strict right to Lender, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property, or to the solvency or insolvency of Borrower or any party defendant to such suit Borrower hereby specifically waives the right to object to the appointment of a receiver as aforesaid and hereby expressly consents that such appointment shall be made ex parte and without notice to Borrower as an admitted equity and as a matter of absolute right to Lender. In order to maintain and preserve the Mortgaged Property and to prevent waste and impairment of its security, Lender may, at its option, advance monies to the appointed receiver and all such sums advanced shall become secured by the Mortgage and shall bear interest from the date of such advance at the Default Rate.

9. COSTS AND EXPENSES. Immediately upon Lender’s demand, Borrower shall reimburse Lender for all reasonable costs, including but not limited to reasonable attorneys’ fees, court costs, and discovery expenses, incurred after an Event of Default in connection with the collection of any sums due under this Note A-1.

10. USURY. All provisions of this Note A-1 which call for the payment of interest are intended to comply in all respects with all applicable usury statutes and regulations. If the terms of this Note A-1 would require the payment of interest in excess of the amount permitted by any applicable law or regulation, the terms of this Note A-1 shall be deemed to be modified to comply with all such applicable laws or regulations without any action by either party. If Lender receives interest in excess of the amount permitted by any applicable law or regulation, the excess portion of the interest received shall be deemed to be a prepayment of principal without premium as of the date received.

11. WAIVER. To the fullest extent permitted by law, Borrower, all guarantors, and all endorsers and sureties irrevocably: a) waive i) presentment for payment, ii) notice of dishonor, iii) notice of nonpayment (unless expressly required by the Loan Documents),

iv) protest, v) notice of protest, vi) demand, vii) other notices of every kind (unless expressly required by the Loan Documents), and viii) all rights to plead any statute of limitations as a defense to any action hereunder; b) consent that the time of payment of any installment may be extended from time to time, that all or any part of the collateral securing this Loan may be released, and that any person liable under this Note A-1 may be released, all without notice, and all without affecting the liability of any person or the lien on that portion of such collateral not expressly released; and c) agree that no delay in enforcing any remedy under this Note A-1 or any Loan Document shall be construed to be a waiver of that or any other remedy.

12. REVIVAL OF LIABILITY. If any payments or proceeds received by Lender are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, to Borrower (directly or as a debtor-in-possession), to a receiver, or any other person, whether directly or indirectly, under any bankruptcy law, state or federal law, common law, or equitable cause, then Borrower’s obligation to make all such payments shall be revived, and shall continue in full force and effect as if such payment or proceeds had never been received by Lender.

13. LENDER’S COSTS. Borrower shall pay directly or reimburse Lender for all reasonable costs and expenses in connection with the Loan A-1 (including, without limitation, legal fees and expenses, recording costs, and title insurance premiums for any title policy endorsements required by Lender in connection herewith).

14. SET-OFF. If any Event of Default occurs hereunder and continues beyond any applicable cure period contained herein (if any), then Lender may off-set and apply any deposit accounts of Borrower or other indebtedness owed by Lender to Borrower toward repayment of the Obligations.

15. COUNTERPARTS; FACSIMILE. This Note A-1 may be executed in any number of counterparts with the same effect as if all parties had signed the same document All such counterparts shall be construed together and shall constitute one instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Each counterpart hereof shall be deemed to be an original and shall he binding upon all parties, their successors and assigns,

16. NOTICES. All communications required hereunder or in the Loan Documents shall be given to Borrower and Lender at their respective addresses set forth in the Loan Agreement, or at such other addresses as either party may designate by notice given in accordance with the terms of this paragraph. All communications required or permitted pursuant to this Note A-1 shall be in writing and shall be deemed to have been properly given and received in accordance with the Loan Documents,

17. MISCELLANEOUS. a) This Note A-1 shall be binding on Borrower and Borrower’s successors and assigns and shall inure to the benefit of Lender and Lender’s successors and assigns, b) Headings are inserted into this Note A-1 for convenience only and shall not be considered in construing any provision, c) This Note A-1 shall be deemed to have been executed in and performed in the State of Illinois and shall be governed by its laws, d) This

Note A-1 may not be amended, nor any of its provisions waived, without the written consent of Borrower and Lender. e) Time shall be of the essence of this Note A-1, but no delay or deferral in exercising any remedies after an Event of Default shall be deemed a waiver of such remedies. f) The provisions of this Note A-1 are severable. If any judgment is hereafter entered holding any provision of this Note A-1 to be invalid or unenforceable, then the remainder of this Note A-1 shall not be affected by such judgment, and the remaining terms of this Note A-1 shall be carried out as nearly as possible according to its original terms. g) The term “person” includes, but is not limited to, natural persons, corporations, partnerships, trusts, limited liability companies, joint ventures, and/or other legal entities. h) No inference in favor of, or against, any person shall be drawn from the fact that such person has drafted all or any part of this Note A-1 or any other Loan Document. i) The term “modified” means amended, changed, extended, renewed, altered, terminated, or canceled.

18. PRIOR AGREEMENTS. This Note A-1 and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Note A-1 and the other Loan Documents.

19. VENUE. Borrower irrevocably agrees that subject to Lender’s sole and absolute election, Lender may bring suit, action, or other legal proceedings arising out of the Loan Documents in courts located in McLean County, IL, whether local, state, or federal. Borrower hereby consents to the jurisdiction of such courts and waives any rights Borrower may have to request a change of venue or a removal to another court.

20. WAIVERS OF JURY TRIAL. Borrower hereby irrevocably and severally: a) waives the right to a trial by jury in any action or proceeding brought by any party in connection with this Note A-1; b) has made this waiver knowingly, intentionally, and voluntarily; c) acknowledge no reliance upon any oral or written statements made by Lender or on Lender’s behalf, either to induce this waiver of trial by jury or to modify or nullify its effect, other than those contained herein; d) acknowledges reading and understanding the meaning and ramifications of this waiver provision; and, e) agrees to take all such actions as may be required by applicable law to allow this waiver to be enforceable. By accepting this Note A-1, Lender waives the right to a trial by jury in any action or proceeding brought by any party in connection with this Note A-1.

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In Witness Whereof, the undersigned have executed this Split, Amended and Restated Promissory Note A-1 as of the date first written above.

BORROWER:

CONSTITUTION TRAIL, LLC, a Nebraska limited liability company

By:	/s/ Terry L. Clauff
Terry L. Clauff, Manager

By:	/s/ Roger S. Clary
Roger S. Clary, Manager

Taxpayer I.D. No.: 20-5178988

This is the signature page for the Split, Amended and Restated Promissory Note A-1 executed on January 12, 2010, by CONSTITUTION TRAIL, LLC, a Nebraska limited liability company in favor of M&I MARSHALL & ILSLEY BANK.